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                                                                  EXHIBIT 11.1

                        TALX CORPORATION AND SUBSIDIARIES

              Statement Regarding Computation of Earnings Per Share

                       Years Ended March 31, 1998 and 1997



                                                           1998          1997
                                                      -----------    -----------
Basic Earnings Per Share:

Actual shares outstanding - beginning of year .....     5,263,455      3,391,621
Weighted average number of common shares issued ...        27,926        938,618
                                                      -----------    -----------
Weighted average number of common - end of year ...     5,291,381      4,330,239
                                                      ===========    ===========

Year ended March 31:
Earnings (loss) from continuing operations ........   $  (710,000)   $   793,000
Discontinued operations ...........................      (374,000)    (1,064,000)
Extraordinary loss ................................             -       (971,000)
                                                      -----------    -----------
Net loss ..........................................   $(1,084,000)   $(1,242,000)
                                                      ===========    ===========

Basic earnings per common share:
Earnings (loss) from continuing operations ........   $      (.13)   $       .18
Discontinued operations ...........................          (.07)          (.25)
Extraordinary loss ................................           .00           (.22)
                                                      -----------    -----------
Net loss ..........................................   $      (.20)   $      (.29)
                                                      ===========    ===========


Diluted Earnings Per Share:

Shares outstanding - beginning of period ..........     5,263,455      3,391,621
Weighted average number of common shares issued (1)        27,926        938,618
                                                      -----------    -----------
Weighted average number of common
     shares outstanding - end of period ...........     5,291,381      4,330,239
                                                      ===========    ===========

Year ended March 31:
Earnings from continuing operations ...............   $  (710,000)   $   793,000
Discontinued operations ...........................      (374,000)    (1,064,000)
Extraordinary loss ................................             -       (971,000)
                                                      -----------    -----------
Net loss ..........................................   $(1,084,000)   $(1,242,000)
                                                      ===========    ===========

Basic earnings per common share:
Earnings (loss) from continuing operations ........   $      (.13)   $       .18
Discontinued operations ...........................          (.07)          (.25)
Extraordinary loss ................................           .00           (.22)
                                                      -----------    -----------
Net loss ..........................................   $      (.20)   $      (.29)
                                                      ===========    ===========



(1) Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares was based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings (loss) per share in periods when such common stock options and warrants are not antidilutive.





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